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Exhibit J

   Form of Global Certificate For The iShares MSCI South Africa Index Fund

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein.

Common Stock                     CUSIP:  464286780

Certificate No. 01           See Reverse for Certain Definitions


                                  iShares, Inc.
              Incorporated Under The Laws of the State of Maryland
                      iShares MSCI South Africa Index Fund

This is to certify that

                         CEDE & CO.

is the owner and registered Holder of the number of fully paid and nonassessable shares of the common stock, par value $.001 per share ("iShares"), of the iShares MSCI South Africa Index Fund of iShares, Inc., a Maryland corporation (the "Corporation"), shown from time to time on the records of the transfer agent thereof as represented by this Certificate which shall be all of the outstanding iShares of the iShares MSCI South Africa Index Fund of the Corporation (other than outstanding iShares held in registered form). This Certificate and the iShares Represented hereby are issued and shall be held subject to the provisions of the General Corporation Law of the State of Maryland and the Articles of Incorporation and By-laws of the Corporation, as they may be amended from time to time.

  This certificate is not valid unless manually countersigned and registered by the transfer agent and registrar.

  Witness the facsimile seal of the corporation and the signatures of its duly authorized officers.

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Dated:

                  _______________________  _______________________
                        SECRETARY                  PRESIDENT

                          TRANSFER AGENT AND REGISTRAR
                        Investors Bank and Trust Company

                      By:_________________________________
                              Authorized Signature


                                  iShares, Inc.
              Incorporated Under The Laws of the State of Maryland
                      iShares MSCI South Africa Index Fund

This Certificate represents all shares of common stock, par value $.001 per share ("iShares"), of the iShares MSCI South Africa Index Fund of iShares, Inc. (the "Corporation"), recorded from time to time on the books of Investors Bank and Trust Company, as transfer agent (the "Transfer Agent"), located in Boston, Massachusetts. The registered Holder is entitled to all the rights, interests and privileges of a stockholder as provided in the Articles of Incorporation and By-Laws of the Corporation, as amended, which are incorporated by reference herein.

This Certificate shall be transferable by Cede & Co. as the registered Holder hereof by presentation and surrender hereof at the office of the Transfer Agent, properly endorsed or accompanied by an instrument of transfer, in form satisfactory to the Transfer Agent, and executed in blank by the registered Holder hereof or his authorized attorney. Except as otherwise provided in the Articles of Incorporation, iShares represented hereby may be redeemed by the Corporation only in aggregations of a specified number of shares (each, a "Creation Unit") at their net asset value next determined after receipt of a redemption request in proper form by the Distributor thereof in kind, in cash or a combination thereof pursuant to Article 5 of the Articles of Incorporation, as amended in accordance with the requirements thereof, by the registered Holder when tendered together with an instrument of assignment and transfer duly endorsed or executed in blank, together with an irrevocable instruction in writing to redeem the same, and the Corporation will thereafter redeem said iShares at net asset value next determined after receipt of a redemption request in proper form by the Distributor, provided that the iShares to be redeemed represented by this Certificate shall equal one or more Creation Units of iShares as provided in the Articles of Incorporation, as amended from time to time.

The Corporation has authority to issue stock of more than one iShares MSCI Index Fund (each, an "Index Series"). The Corporation will furnish without charge to the registered Holder hereof a full statement of: (1) the designations and any preferences,

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conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each Index Series which the Corporation is authorized to issue; (2) the differences in the relative rights and preferences between the iShares of each Index Series which the Corporation is authorized to issue to the extent such rights and preferences have been set; and (3) the authority of the Board of Directors to set the relative rights and preferences of subsequent Index Series.

The registered Holder hereof may be required to pay taxes or other governmental charges that may be imposed in connection with the transfer, redemption or other surrender of this Certificate.

The Transfer Agent, notwithstanding any notice to the contrary, may treat the person in whose name this Certificate is registered upon the books of the Transfer Agent as the absolute owner hereof for all purposes.

         See current prospectus and Statement of Additional Information
            For further information concerning redemption of iShares

                             _______________________

For value received _______________________ hereby sells, assigns and transfers unto _________________________________ [________] (please insert Social Security
Number or other identifying number of the Assignee) all iShares of the iShares MSCI South Africa Index Fund of iShares, Inc. represented by the within Certificate, and does hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said iShares on the books of the Transfer Agent for such ___________ with full power of substitution in the premises.


Dated:_________          _____________________________________
                                        (Signature)

Signature Guaranteed By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatever.